UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NSTAR

(Name of Registrant as Specified In Its Charter)

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800 Boylston Street

Boston, MA 02199

March 29, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of NSTAR to be held on Thursday, April 29, 2004 at 11:00 a.m. at the John Hancock Conference Center, 40 Trinity Place, Room 201, Boston, Massachusetts 02116.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement set forth the business to come before this year’s meeting.

Your vote on the business at the Annual Meeting is important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy in the envelope provided, or vote your proxy by telephone or the Internet as provided in the instructions set forth on the proxy card, as soon as possible. At the Annual Meeting, management will report on operations and other matters affecting NSTAR and will respond to Shareholders’ questions.

Sincerely,

Thomas J. May Chairman, President and Chief Executive Officer

800 Boylston Street

Boston, Massachusetts 02199

Notice of Annual Meeting of Shareholders

to be held on April 29, 2004

To the Holders of NSTAR’s Common Shares:

The Annual Meeting of Shareholders of NSTAR will be held at the John Hancock Conference Center, 40 Trinity Place, Room 201, Boston, Massachusetts 02116, on Thursday, April 29, 2004 at 11:00 a.m., for the following purposes:

1.	To elect four Class II trustees to serve until the 2007 Annual Meeting and until the election and qualification of their respective successors.

2.	To consider and act upon a shareholder proposal, if presented at the meeting, as described herein.

3.	To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.

Further information as to the matters to be considered and acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Only the holders of Common Shares of NSTAR as of the close of business on March 8, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Please sign, date and return the accompanying proxy in the enclosed return envelope, which requires no postage if mailed in the United States, or cast your vote by telephone or the Internet. Your proxy may be revoked at any time before the vote is taken by delivering to the Secretary a revocation or a proxy bearing a later date.

By Order of the Board of Trustees,

Douglas S. Horan Senior Vice President, Secretary and General Counsel

Boston, Massachusetts

March 29, 2004

QUESTIONS AND ANSWERS

Q:	When and where is the Annual Meeting?

A:	We will be holding the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of NSTAR (“NSTAR”, or the “Company”) on Thursday, April 29, 2004, at 11:00 a.m. at the John Hancock Conference Center, 40 Trinity Place, Room 201, Boston, Massachusetts 02116.

Q:	What am I being asked to vote on at the Annual Meeting?

A:	We are asking you to vote on two proposals at the Annual Meeting: the election of four trustees to hold office for a three-year term and a shareholder proposal, if presented.

Q:	How does the Board of Trustees recommend I vote on these proposals?

A:	The Board of Trustees of the Company recommends that you vote For the nominees for trustee and Against the shareholder proposal.

Q:	Who is entitled to vote at the Annual Meeting?

A:	You are entitled to vote at the Annual Meeting if you owned NSTAR Common Shares on March 8, 2004, the record date for the Annual Meeting. On March 8, 2004, the Company had 53,032,546 Common Shares outstanding.

Q:	What vote of the Shareholders is needed to approve the proposals?

A:	The holders of a majority of the outstanding Common Shares, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Provided that a quorum is present at the Annual Meeting, the affirmative vote of a plurality of votes is required for the election of trustees. The approval of a majority of the outstanding Common Shares represented and entitled to vote at the Annual Meeting is needed in order for the shareholder proposal to be approved.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	What do I need to do now?

A:	Please carefully read this Proxy Statement, and if you are a registered Shareholder entitled to vote you may vote by telephone or the Internet (instructions for both are provided on your proxy card) or complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. If you are not a registered Shareholder, but hold your shares in street name through a bank or brokerage firm, refer to the instructions provided on your proxy card. If you sign and send in your proxy card and do not mark how you want to vote, your proxy will be counted as a vote in favor of the nominees for trustee and against the shareholder proposal. If you prefer, you can attend the Annual Meeting and vote your shares in person.

Q:	What do I do if my shares are held in “street name” by my broker?

A:	If a broker as your nominee holds your shares in street name, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or the Internet, instructions for which will be provided by your broker on your proxy card.

Q:	Can I change my mind after I have mailed in my signed proxy card or after I have voted by telephone or the Internet?

A:	Yes. There are three ways you may withdraw your proxy at any time before the vote takes place: (1) you may return to the Secretary of the Company another properly signed proxy card bearing a later date; (2) you may deliver a written revocation of your proxy to the Secretary of the Company; or (3) you may attend the Annual Meeting or any adjourned session in person and vote the shares covered by the proxy. The mailing address for the Secretary of the Company is: Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, Boston, MA 02199.

Q:	What do I need to do if I plan to attend the Annual Meeting in person?

A:	Please fill out the proxy card completely and mark the appropriate box on the front of the proxy card; also, please bring a form of identification with you to the Annual Meeting.

Q:	Whom should I call if I have any additional questions?

A:	If you hold your shares directly, please call NSTAR’s Investor Relations Department at (781) 441-8121. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

(617) 424-2000

PROXY STATEMENT

This Proxy Statement, together with the accompanying proxy card and 2003 Annual Report to Shareholders, is being furnished to Shareholders of NSTAR, a Massachusetts business trust, in connection with the solicitation of proxies by the Board of Trustees of NSTAR to be voted at the Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held on Thursday, April 29, 2004 at the John Hancock Conference Center, 40 Trinity Place, Room 201, Boston, Massachusetts, 02116. Due notice of the Annual Meeting is being given in accordance with the Company’s Declaration of Trust for the purposes set forth in the foregoing Notice. The approximate date on which this Proxy Statement and accompanying proxy card will first be mailed to Shareholders is March 29, 2004.

The accompanying proxy, if properly executed and delivered by a Shareholder entitled to vote (or voted by telephone or the Internet), will be voted at the Annual Meeting as specified in the proxy, but may be revoked at any time before the vote is taken by delivery to the Secretary of the Company of a written revocation, by revocation in person to the Secretary at the Annual Meeting, or by a proxy bearing a later date. If choices are not specified on the accompanying proxy, the shares will be voted For the election of all of the nominees for trustee specified below and Against the shareholder proposal.

All costs of preparing, assembling and mailing the enclosed material and any additional material which may be sent in connection with the solicitation of proxies will be paid by the Company, and no part thereof will be paid directly or indirectly by any other person. The Company has retained Georgeson Shareholder to assist in the solicitation of proxies at a fee of $7,000, plus actual out-of-pocket expenses. Some employees may devote a part of their time to the solicitation of proxies or for attendance at the Annual Meeting, but no additional compensation will be paid to them for the time so employed, and the cost of such additional solicitation will be nominal. The Company will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its Common Shares.

On March 8, 2004, there were issued and outstanding 53,032,546 NSTAR Common Shares. Only holders of record of NSTAR Common Shares at the close of business on that date shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, and those entitled to vote will have one vote for each Common Share held. The NSTAR Savings Plan owned beneficially 3,695,555 Common Shares, representing 7% of the outstanding Common Shares as of January 31, 2004. Members of the Plan are entitled to give voting instructions with respect to their interests.

The Annual Report to Shareholders of NSTAR for the year ended December 31, 2003, which includes financial statements, is being mailed to Shareholders with this Proxy Statement.

PROPOSAL NO. 1: ELECTION OF TRUSTEES

Information about the NSTAR Board, Nominees and Incumbent Trustees

NSTAR’s Declaration of Trust provides for classification of the NSTAR Board of Trustees into three classes serving staggered three-year terms. Pursuant to NSTAR’s Declaration of Trust, the Board of Trustees has fixed the number of trustees at eleven. The four persons named below have been nominated by the NSTAR Board of

Trustees for election as Class II trustees for a term expiring at the Annual Meeting to be held in the year 2007 and until their successors are duly elected and qualified. The remaining trustees will continue to serve as set forth below, with the Class III trustees having terms expiring in 2005 and the Class I trustees having terms expiring in 2006. If any of the nominees shall by reason of death, disability or resignation be unavailable as a candidate at the NSTAR Annual Meeting, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the NSTAR Board, or in the absence of such designation, in such other manner as the trustees may in their discretion determine. Alternatively, in any such situation, the Board of Trustees may take action to fix the number of trustees for the ensuing year at the number of nominees and incumbent trustees who are then able to serve. Proxies will then be voted for the election of such nominees, except to the extent that the authority to vote is withheld.

The names of the nominees as Class II trustees and the incumbent Class III and Class I trustees, their ages and certain information concerning each such trustee are shown in the following table. Unless otherwise indicated, all nominees and incumbent trustees have held their current or equivalent positions for the previous five years.

Nominees as Class II Trustees - Terms Expiring in 2007

Nominees	Principal Occupation and Directorships

Gary L. Countryman Age: 64 Trustee since: 1999	Chairman Emeritus and a Director (since 2000), Liberty Mutual Holding Company Inc. (Financial services); formerly Chairman of the Board (1998-2000), Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company; Chief Executive Officer and President (2000-2001), Liberty Financial Companies, Inc.; Director, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Life Assurance Company of Boston; FleetBoston Financial and The Neiman-Marcus Group, Inc.

Daniel Dennis Age: 61 Trustee since: 2002	Managing Partner of Daniel Dennis & Company LLP, Certified Public Accountants.

Matina S. Horner Age: 64 Trustee since: 1999	Retired (since 2003), Executive Vice President, Teachers Insurance and Annuity Association/College Retirement Equities Fund (Financial services); Director, The Neiman-Marcus Group, Inc.

Thomas J. May Age: 56 Trustee since: 1999	Chairman, President (since 2002), Chief Executive Officer and a Director/Trustee (since 1999), NSTAR and its subsidiaries; formerly Chairman, President and Chief Executive Officer and a Trustee (1998-1999), BEC Energy; Director, FleetBoston Financial; Liberty Mutual Holding Company Inc. and New England Business Services, Inc.

Incumbent Class III Trustees - Terms Expiring in 2005

Trustees	Principal Occupation and Directorships

Charles K. Gifford Age: 61 Trustee since: 1999	Chairman, Chief Executive Officer and a Director (since 2002), President, Chief Executive Officer and a Director, (2001-2002) and President, Chief Operating Officer and a Director (1999-2001), FleetBoston Financial (Bank holding company); formerly Chairman and Chief Executive Officer (1997-1999), BankBoston.

Paul A. La Camera Age: 61 Trustee since: 1999	President and General Manager, WCVB-TV Channel 5 Boston (Broadcasting).

Sherry H. Penney Age: 66 Trustee since: 1999	Sherry H. Penney Professor of Leadership, College of Management (since 2001), University of Massachusetts Boston; formerly Chancellor (1988-2000), University of Massachusetts Boston and President, 1995, University of Massachusetts System.

William C. Van Faasen Age: 55 Trustee since: 2002	Chairman, President and Chief Executive Officer, Blue Cross and Blue Shield of Massachusetts, Inc. (Health care); Director, IMS Health, Inc.; Tier Technologies, Inc. and Liberty Mutual Holding Company Inc.

Incumbent Class I Trustees - Terms Expiring in 2006

Trustees	Principal Occupation and Directorships

Thomas G. Dignan, Jr. Age: 63 Trustee since: 1999	Retired (since 2003), Ropes & Gray, LLC (Law firm).

Franklin M. Hundley Age: 69 Trustee since: 1999	Retired (since 2003), Rich, May, P.C. (Law firm).

Gerald L. Wilson Age: 64 Trustee since: 1999	Vannevar Bush Professor of Engineering, Massachusetts Institute of Technology; Director, Analogics Corp. and SatCon Technology Corp.

Governance of the Company

Board Independence. In 2003, the Board of Trustees adopted the NSTAR Board of Trustees Corporate Guidelines on Significant Corporate Governance Issues (“Corporate Governance Guidelines”). The Corporate Governance Guidelines provide a framework for NSTAR’s corporate governance initiatives and cover such matters as Board composition, Board meetings, Board committees, and Board and management review and responsibility. A copy of the Corporate Governance Guidelines is available on our website at: www.nstaronline.com.

The Corporate Governance Guidelines provide that a substantial majority of the Company’s trustees should be independent, non-employee trustees. To assist the Board in determining trustee independence, the Board has adopted independence standards that are set forth in detail in the Corporate Governance Guidelines. These standards are consistent with the listing standards of the New York Stock Exchange (“NYSE”). In general, absent other considerations, the Board will consider a trustee to be independent if he or she is independent under Section 303A.02(b) of the NYSE Listed Company Manual and he or she does not have, and in the previous three years has not had, and has no immediate family member that has or has had within the previous three years, a “Material Relationship” with the Company. The following relationships, either individually or as a director, executive officer, employee or general partner with, or significant equity holder (i.e., in excess of five percent) of a company or a firm, are considered Material Relationships: (i) a customer or supplier of the Company or its subsidiaries where the amount of compensation paid to or received from such customer or supplier in any single fiscal year exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenue; or (ii) a tax-exempt entity that receives contributions from the Company or its subsidiaries during a calendar year in excess of the greater of $1 million or 2% of the total donations received by such entity. In the case of an immediate family member of a trustee, where the only relationship with such company or firm is that of an employee, such relationship shall not be considered material.

In addition, the members of the Audit, Finance and Risk Management Committee may not receive, directly or indirectly, any fees from the Company other than compensation as a member of the Board of Trustees and the Board’s Committees and may not be otherwise affiliated with the Company as that term is defined in the Securities and Exchange Commission’s (“SEC”) regulations.

The Board has determined that all of the trustees of the Company satisfy the independence requirements of the Corporate Governance Guidelines and are independent for purposes of the NYSE Listed Company Manual, other than Mr. May and Mr. Gifford, and that all members of the Audit, Finance and Risk Management Committee are also independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Board of Trustees Meetings. The NSTAR Board of Trustees held eight regular meetings during 2003. All trustees attended at least 75% of the meetings of the NSTAR Board and the Committees of the NSTAR Board on which such trustees served.

Executive Sessions. Non-management trustees meet at least twice each year in executive session without management. All trustees other than Mr. May are considered to be non-management trustees. The non-management Trustees designate a chair or presiding trustee for each session from among the non-management members of the Executive Committee.

Trustee Retirement Policy. The NSTAR Board has adopted the following trustee retirement policy: trustees who are employees of NSTAR, with the exception of the Chief Executive Officer, retire from the Board when they retire from employment with the Company. Trustees who are not employees of NSTAR or who have served as Chief Executive Officer retire from the Board at the Annual Meeting of Shareholders following their seventieth birthday.

Policy Relating to Attendance at Annual Meeting. It is the policy of the Board that all trustees are encouraged to attend the Company’s Annual Meeting of Shareholders. Ten of the eleven members of the Board of Trustees attended the Company’s 2003 Annual Meeting.

Committees. The NSTAR Board of Trustees has an Audit, Finance and Risk Management Committee, an Executive Personnel Committee and a Board Governance and Nominating Committee. In May, 2003, the Board amended the charter for each of these Committees. Each of the amended Committee charters is available on our website at: www.nstaronline.com. In addition, the charter of the Audit, Finance and Risk Management Committee is attached to this Proxy Statement as Appendix A. The Board also has a standing Executive Committee.

Audit, Finance and Risk Management Committee. The Audit, Finance and Risk Management Committee is comprised of Dr. Matina S. Horner, Chair and Messrs. Daniel Dennis, Franklin M. Hundley and Paul A. La Camera and Dr. Gerald L. Wilson. The Board of Trustees has made a determination that Mr. Dennis is an “audit committee financial expert,” as that term is defined in the SEC’s regulations and that, as noted, each of the members meets the applicable SEC and NYSE independence standards. The Committee met six times in 2003.

In accordance with its Charter, the purpose of the Audit, Finance and Risk Management Committee is to appoint and oversee the independent public accountants, to review the Company’s short and long term financial requirements, risk management and compliance programs, and to assist the Board of Trustees in carrying out the Board’s oversight requirements. Specific duties of the Committee include engagement and oversight of the independent public accountants, oversight of the Company’s audit process, including audit plans, internal controls, and the annual and quarterly financial statements and MD&A to be included in the Form 10-K and Form 10-Q Reports, and assessing and discussing with management the Company’s short and long-term financing requirements.

Board Governance and Nominating Committee. The Board Governance and Nominating Committee is comprised of Mr. Charles K. Gifford, Chair, Messrs. Thomas G. Dignan, Jr. and Paul A. La Camera, Dr. Sherry H. Penney and Dr. Gerald L. Wilson. The Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines, reporting and recommending changes in the Corporate Governance Guidelines to the full Board, identifying individuals qualified to become Board members and recommending nominees for election to the Board and for appointment to Board Committees. The Committee also oversees the effectiveness of communications between the Board and management and assists the Board in the performance of annual evaluations of Board and Committee performance. This Committee met four times in 2003. As of the date of the Annual Meeting, all Committee members will meet the applicable SEC and NYSE independence standards for membership on the Board Governance and Nominating Committee.

In making trustee nominations for election to the Board, the Board Governance and Nominating Committee identifies candidates who meet the current challenges and needs of the Company. The NSTAR Board of Trustees’ Corporate Governance Guidelines provide that the Board Governance and Nominating Committee is responsible for reviewing with the full Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including skills such as accounting, finance, management, leadership and corporate governance, an understanding of the energy, utility and other customer-service industries, and such issues as diversity and age, all in the context of the perceived needs of the Board at that point in time. All Board members must be able to dedicate time and resources sufficient to ensure the diligent performance of his or her duties on behalf of the Company, including attendance at Board meetings and applicable Committee meetings. The Board Governance and Nominating Committee may use multiple sources when identifying and evaluating new trustees, including referrals from current trustees and input from third parties and search firms. The

Committee reviews the qualifications and references of the candidates identified for consideration. Candidates are assessed based on the criteria contained in the Company’s Corporate Governance Guidelines. The Committee recommends candidates to the Board, which selects nominees to be presented for approval by Shareholders and appoints trustees to fill vacancies. With respect to trustees standing for re-election, the Committee considers the trustee’s performance on the Board and whether the trustee’s re-election would be consistent with the Corporate Governance Guidelines discussed above.

Daniel Dennis is being nominated for election to the Board for the first time. Mr. Dennis was appointed to the Board in March 2002 to fill the vacancy created by the retirement of Dr. Sheldon A. Buckler. Mr. Dennis was brought to the attention of the Board Governance and Nominating Committee by a non-management trustee. The Committee recommended to the Board that he be appointed following a review of several other potential candidates identified by the Committee.

Executive Personnel Committee. The Executive Personnel Committee is comprised of Mr. Gary L. Countryman, Chair, Messrs. Thomas G. Dignan, Jr. and Franklin M. Hundley, Dr. Sherry H. Penney and Mr. William C. Van Faasen. The Committee, which is responsible for reviewing executive officer compensation, personnel planning and performance, certain benefit programs and human resources policies, met three times in 2003. Each of the members meets the applicable SEC and NYSE independence standards for membership on the Executive Personnel Committee.

Executive Committee. The Executive Committee is comprised of Mr. Thomas J. May, Chair, Messrs. Gary L. Countryman and Charles K. Gifford and Dr. Matina S. Horner. The Committee’s duties include the exercise of those powers of the NSTAR Board of Trustees which by the terms of the Declaration of Trust may be exercised by the Executive Committee between regular Board meetings. The Executive Committee did not meet in 2003.

Trustee Compensation. Each trustee who is not an employee of NSTAR receives an annual Board retainer of $50,000; $20,000 in cash and an additional $30,000 either in cash or, at the election of the trustee, in NSTAR Common Shares. All trustees have elected to receive the $30,000 retainer in NSTAR Common Shares. Non-employee trustees who are also members of the Executive Committee receive an annual retainer of $3,000. The Chairs of the Board Governance and Nominating and Executive Personnel Committees receive an additional annual retainer of $5,000 and the Chair of the Audit, Finance and Risk Management Committee receives an additional annual retainer of $8,000. Trustees who are not employees of NSTAR receive $1,500 for attendance in person at each meeting of the Board, $750 for participating in such a meeting by telephone, $1,200 for attendance in person at each Committee meeting and $600 for participating in such a meeting by telephone. Trustees may elect to defer part or all of their fees pursuant to NSTAR’s Trustees’ Deferred Fee Plan. A Trustee who elects to receive the additional $30,000 retainer in the form of NSTAR Common Shares has the shares automatically credited to a deferred compensation trust account established under that Plan.

Communications with the Board. Any Shareholder who wishes to communicate with the Board or any individual or group of individual trustees, including the non-management trustees as a group, can write to Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, Boston, MA 02199 or may communicate electronically by sending an e-mail to the following address: hotline@nstaronline.com. Depending on the subject matter, management will forward the communication to the trustee or group of trustees to whom it is addressed, or attempt to handle the inquiry directly, for example, where the request is for information about the Company or is a dividend or related stock matter, or where the communication is primarily commercial in nature. Complaints regarding accounting, internal accounting controls and auditing matters are forwarded to the Chair of the Audit, Finance and Risk Management Committee in accordance with the Audit, Finance and Risk Management Committee’s procedures that are described in its Report and on the Company’s website.

Common Share Ownership by Trustees and Executive Officers

The following table sets forth the number of NSTAR Common Shares beneficially owned as of January 31, 2004 by each trustee, each of the executive officers named in the Summary Compensation Table, and all trustees and executive officers of NSTAR as a group. None of the individual or collective holdings listed below exceeds 1% of the outstanding NSTAR Common Shares. Except as indicated below, all of the shares listed are held by the persons named with both sole voting and investment power.

Name of Beneficial Owner	Number of NSTAR Common Shares Beneficially Owned(1)(2)(3)
Gary L. Countryman	9,018
Daniel Dennis	1,224
Thomas G. Dignan, Jr.	9,885
Charles K. Gifford	7,448
Douglas S. Horan	110,833
Matina S. Horner	8,696
Franklin M. Hundley	8,558
James J. Judge	108,319
Paul A. La Camera	3,434
Thomas J. May	399,791
Joseph R. Nolan, Jr.	25,355
Sherry H. Penney	8,694
Werner J. Schweiger	15,223
William C. Van Faasen	1,104
Gerald L. Wilson	5,401

All trustees and executive officers as a group (18 persons)	776,289

(1)	Includes the following number of Common Share stock options which each of the Named Executive Officers has the right to acquire within 60 days of January 31, 2004; Mr. May, 285,666 shares; Mr. Horan, 86,000 shares; Mr. Judge, 84,400 shares; Mr. Schweiger, 11,667 shares; and Mr. Nolan, 17,534 shares; all executive officers as a group, 514,500 shares.

(2)	Includes the following number of Common Shares held in NSTAR’ s Deferred Compensation Plan: Mr. May, 99,143 shares; Mr. Horan, 19,401 shares; Mr. Judge, 18,947 shares; Mr. Schweiger, 2,505 shares; and Mr. Nolan, 5,015 shares; all executive officers as a group, 160,269 shares. Participants in the Deferred Compensation Plan may instruct the Plan trustee to vote NSTAR Common Shares held in trust in accordance with their allocable share of such deferrals, but have no dispositive power with respect to shares held in the Plan’s trust.

(3)	Includes the following number of Common Shares held in the NSTAR Savings Plan: Mr. May, 13,532 shares; Mr. Horan, 4,761 shares; Mr. Judge, 4,513 shares; Mr. Schweiger, 532 shares; and Mr. Nolan, 2,806 shares; all executive officers as a group, 32,651 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that trustees, executive officers and persons who beneficially own more than ten percent (10%) of the Company’s Common Shares file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 and/or Form 5 with the SEC and any national securities exchange on which NSTAR’s Common Shares are traded. Trustees, executive officers and greater than ten percent (10%) beneficial owners are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of the forms furnished to the Company and written representations from the trustees and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its trustees and executive officers were complied with for 2003.

Compensation Committee Interlocks and Insider Participation

Charles K. Gifford, who is a member of the NSTAR Board of Trustees, is Chairman, Chief Executive Officer and a Director of FleetBoston Financial. Thomas J. May, NSTAR’s Chairman, President and Chief Executive Officer, serves on the Board of Directors of FleetBoston Financial and is a member of its Human Resources Committee.

AUDIT, FINANCE AND RISK MANAGEMENT COMMITTEE REPORT

The Audit, Finance and Risk Management Committee is comprised of Dr. Matina S. Horner, Chair and Messrs. Daniel Dennis, Franklin M. Hundley and Paul A. La Camera and Dr. Gerald L. Wilson. The Committee annually reviews the New York Stock Exchange standards of independence and financial expertise for audit committee members and at its most recent review determined that the members of the Committee met such standards. In January 2004 the Board of Trustees designated Mr. Daniel Dennis as the Committee’s financial expert.

In accordance with its Charter, the purpose of the Committee is to appoint and oversee the independent public accountants and to review the Company’s short and long-term financial requirements, as well as its risk management, internal control environment and compliance programs, so as to assist the Board of Trustees in carrying out the Board’s oversight requirements. The appointment of the independent public accountants is for a three-year term, subject to an annual performance review by the Committee. PricewaterhouseCoopers LLP was appointed as the Company’s independent public accountants in January 2002 and its appointment was confirmed in January 2004 for 2004.

Among the specific duties of the Committee, in addition to engagement and oversight of the independent public accountants, is the oversight of the Company’s audit process. This includes review of the proposed scope of the independent audit and related fees as well as the proposed scope and schedule of internal audit activities. Other key responsibilities are review of the annual and quarterly financial statements and Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) to be included in the Form 10-K and Form 10-Q Reports, as well as assessment and discussion with management of internal controls, short and long-term financing requirements, risk management programs and the corporate compliance program of NSTAR. A more detailed description of the current duties of the Committee is set forth in the Audit, Finance and Risk Management Committee’s Charter, which was amended in May 2003 and which is attached to this 2004 Proxy Statement as Appendix A.

Management is responsible for preparing complete and accurate consolidated financial statements for the Company in accordance with generally accepted accounting principles. The independent public accountants are responsible for performing independent audits of NSTAR’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon.

The Committee meets with the independent public accountants, the Company’s internal auditor, the Chief Executive Officer and the senior management of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s system of internal accounting controls, the financial statements contained in the Company’s Annual Report to Shareholders and other related matters. Separate meetings are held with the independent public accountants, internal audit and management. Throughout 2003, the Committee received updates and reviewed closely with management and the independent public accountants the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the steps being taken to ensure compliance in 2004 with these requirements. In addition, two special meetings of the Committee were held in 2003 at which key financial, accounting, risk management and control principles, applicable to gas and electric utilities, were reviewed with management and the independent public accountants.

The Committee has established NSTAR’s Employee and Interested Party Complaint Procedures for Accounting and Auditing Matters pursuant to which complaints regarding accounting, internal accounting controls or auditing matters can be made. These procedures are described on the Company’s website at www.nstaronline.com and in periodic employee communications.

The Audit, Finance and Risk Management Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP the audited consolidated financial statements for fiscal year 2003 and various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). Such matters include all critical accounting policies and practices of the Company, the initial selection and changes in accounting policies and alternative accounting treatment of material financial statement items, management judgments and accounting estimates, significant audit adjustments and disagreements with management, and all material written communications between the independent public accountants and management. The Audit, Finance and Risk Management Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP those matters required to be disclosed by SAS 61, together with the issue of PricewaterhouseCoopers LLP’s independence generally. Based upon such review and discussions, the Audit, Finance and Risk Management Committee has recommended to the Board of Trustees that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2003 for filing with the SEC.

By the Audit, Finance and Risk Management Committee,

Matina S. Horner, Chair
Daniel Dennis
Franklin M. Hundley
Paul A. La Camera
Gerald L. Wilson

2002-2003 AUDIT AND RELATED FEES

The following sets forth fees incurred by NSTAR and its subsidiaries during 2002 and 2003 for services provided by PricewaterhouseCoopers LLP, the Company’s independent public accountants:

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2003	$912,035	$92,619	$25,675	$5,600
2002	$768,450	$101,680	$171,046	$13,550

Audit Fees - Audit fees for 2002 and 2003 were for all audit services related to the Company’s financial statements to comply with generally accepted auditing standards. This category also includes fees related to comfort letters, attest services and consents.

Audit Related Fees - Audit related fees for 2002 and 2003 included services provided related to the Company’s employee benefit plan audits, accounting consultations and internal control reviews.

Tax Fees - Tax fees were incurred for services relating primarily to tax compliance.

All Other Fees - All Other Fees for 2002 relate to certain valuation work in connection with employee benefits of the Company, and an annual license fee for online accounting research services for both years.

The Audit, Finance and Risk Management Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent public accountants annually. The Audit, Finance and Risk Management Committee has delegated authority to the Committee’s Chair to pre-approve such services in cases where a meeting of the full Committee is not feasible. All audit and non-audit services for which the Company has engaged PricewaterhouseCoopers LLP during 2002 and 2003 were either pre-approved by the Audit, Finance and Risk Management Committee or the Chair of the Audit, Finance and Risk Management Committee as described above.

EXECUTIVE COMPENSATION

Report of the Executive Personnel Committee

Under the rules established by the SEC, NSTAR is required to provide certain data and information about the compensation and benefits provided to its executive officers, including NSTAR’s Chief Executive Officer and the four other most highly compensated executive officers (the “Named Executive Officers”). The disclosure requirements for the Named Executive Officers include the use of tables summarizing total compensation and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals for the prior year. Because it is the responsibility of the Executive Personnel Committee to review and approve senior executive salaries, incentive compensation and supplemental benefits, the Committee has prepared the following report for inclusion in this Proxy Statement in fulfillment of these requirements.

Compensation Philosophy

NSTAR’s executive compensation philosophy is to provide competitive levels of compensation that advance NSTAR’s annual and long-term performance objectives, reward corporate performance, and assist NSTAR in attracting, retaining and motivating highly qualified executives. The framework for the Committee’s executive compensation program is to establish base salaries which are competitive with electric and gas utility companies in general and to provide additional incentives for excellent performance through the annual and long-term incentive plans. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of NSTAR’s operations and to create value for Shareholders. The Committee also seeks to link executive and Shareholder interests through equity-based incentive plans. The Committee has recommended and the Board of Trustees has approved share ownership guidelines of five times base salary for the Chief Executive Officer, three times base salary for senior executive officers and two times base salary for all other executives. These guidelines allow the executives five years to achieve these levels of ownership.

Components of Compensation

Compensation paid to the Named Executive Officers, as reflected in the following tables, consists of three primary elements: base salary, annual incentive awards and long-term incentive awards. NSTAR’s strategy is to establish total cash compensation (base salary and annual incentives) at the 60th percentile of the utility industry, and to compare its long-term incentive plan to the 50th percentile of companies from equally blended electric utility and general industry segments.

During 2003, the Committee reviewed updated data collected by nationally recognized compensation experts, as well as data collected by NSTAR’s human resources organization, to determine whether NSTAR’s compensation strategy is being met. Base salary and annual incentives were evaluated in comparison to the utility industry, while long-term incentives were evaluated in comparison to a blend of electric utilities and general industry companies. The data demonstrated, to the satisfaction of the Committee, that NSTAR is in conformance with its compensation strategy.

Annual Incentive Plan

Annual incentive payments for 2003 made to the Named Executive Officers, reported in the fourth column of the Summary Compensation table below, were based on the achievement of financial objectives, including earnings per share, total shareholder return and capital budget targets, and the achievement of strategic and operational objectives, such as energy supply, system reliability and performance, and customer service standards. All such objectives and goals were derived from the respective corporate operating plans approved by the Committee at the beginning of the year. Earned bonus awards are determined in the discretion of the Committee based upon the financial and performance factors described above. The Committee does not formally weight any of these factors. The annual incentive award for Mr. May is discussed below.

Long-Term Compensation

Under the NSTAR 1997 Share Incentive Plan, the Named Executive Officers are eligible to receive grants from time to time of stock-related awards of seven general types: (i) stock options, (ii) stock appreciation rights (iii) restricted stock awards, (iv) deferred stock awards, (v) performance unit awards, (vi) dividend equivalent awards, and (vii) other stock-based awards. Grants made to the Named Executive Officers in 2003 consisted of non-qualified stock options, deferred shares and dividend equivalents on the deferred shares, and were based both upon the Committee’s evaluation of individual performance towards key strategic objectives and on competitive award data provided by an external consultant. The Committee did not formally weight any of these factors. The options and the deferred shares vest at the rate of 33% per year over a three-year period from the date of grant, and the options may be exercised over a ten-year period.

Other Plans

NSTAR has adopted certain broad-based employee benefit plans in which officers, including the Named Executive Officers, are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria. Such plans include pension, life and health insurance plans, and a 401(k) savings plan which includes a company contribution equal to 50% of the first 8% of pay contributed by the employee, up to the maximum 401(k) contribution allowed by the Internal Revenue Code. In addition, NSTAR has a deferred compensation plan in which the Named Executive Officers may elect to participate. The Named Executive Officers also participate in the Supplemental Executive Retirement Plan, the terms of which are described more fully in this proxy statement in the section entitled “Retirement Benefits.”

Mr. May’s 2003 Compensation

The Committee makes decisions regarding the compensation of the Chief Executive Officer using the same philosophy and criteria set forth above. Each year, NSTAR approves the adjustment of salary ranges for the Chief Executive Officer and other executive officers based on studies conducted by external executive compensation consultants. Based upon 2003 studies, NSTAR’s executive compensation levels were adjusted to be within the approved 60th percentile position to market, and Mr. May’s annual base salary was increased to $750,000.

Mr. May’s annual incentive award, shown in the fourth column of the Summary Compensation Table below, was determined by the Committee to be in conformance with the provisions of the annual incentive plan as described above and was based upon the Company’s earnings per share from operations and on the degree of achievement of corporate objectives. The Committee’s policy is to base individual long-term incentive awards on achievement of performance goals and on information derived from an annual study by the Company’s compensation consultant comparing the value of long-term incentive grants to salary levels for a blend of electric and gas utility and general industry companies. The 37,500 deferred shares and 100,000 options granted Mr. May in April 2003 reflect this policy.

Section 162(m) of the Internal Revenue Code

The income tax deductions of publicly traded companies may be limited to the extent total compensation for certain executive officers exceeds one million dollars during any year; however, the deduction limit does not apply to payments that qualify as “performance-based.” The Committee has been advised of the regulations issued by the Internal Revenue Service and will continue to receive updated advice as to the application of these rules to future compensation. However, the Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the Internal Revenue Service’s requirements for deductibility.

By the Executive Personnel Committee,

Gary L. Countryman, Chair

Thomas G. Dignan, Jr.

Franklin M. Hundley

Sherry H. Penney

William C. Van Faasen

EXECUTIVE COMPENSATION TABLES

The following information is provided for the years 2003, 2002, and 2001 regarding annual and long-term compensation earned by NSTAR’s Chief Executive Officer and the four other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Deferred/ Restricted Stock Awards(3)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compen- sation (4)

Thomas J. May Chairman, President and Chief Executive Officer	2003 2002 2001	$740,000 706,667 670,000	$1,400,000 1,210,000 500,000	— — —	$1,620,000 1,359,900 873,400	100,000 100,000 80,000	— — —	$8,000 8,000 6,800

Douglas S. Horan Senior Vice President, Strategy, Law & Policy, Secretary and General Counsel	2003 2002 2001	$325,000 310,000 295,000	$425,000 385,000 150,000	— — —	$302,400 294,645 198,500	35,000 25,000 19,000	— — —	$8,000 8,000 6,800

James J. Judge Senior Vice President, Treasurer and Chief Financial Officer	2003 2002 2001	$325,000 310,000 295,000	$425,000 385,000 150,000	— — —	$302,400 294,645 198,500	35,000 25,000 19,000	— — —	$8,000 8,000 6,800

Werner J. Schweiger Senior Vice President, Operations	2003 2002 2001	$310,000 250,000 —	$345,000 260,000 —	— — —	$302,400 313,075 —	35,000 35,000 —	— — —	$8,000 8,000 —

Joseph R. Nolan, Jr Senior Vice President, Customer & Corporate Relations	2003 2002 2001	$243,000 215,000 166,667	$250,000 215,000 100,000	— — —	$216,000 158,655 79,400	18,000 14,000 7,000	— — —	$8,000 7,100 5,784

(1)	The amounts in these columns represent the aggregate total of cash compensation received and compensation deferred by the above-named individuals. Compensation was deferred in 2003 pursuant to the provisions of NSTAR’s Deferred Compensation Plan.

(2)	The dollar value of perquisites and other personal benefits, securities or properties totaling either $50,000 or 10% of total annual salary and bonus, together with various other earnings, amounts reimbursed for the payment of taxes and the dollar value of any stock discounts not generally available are required to be disclosed in this column. In 2003, there were no such perquisites, earnings, reimbursements or discounts paid or made in excess of such limits.

(3)	Deferred Common Share awards are valued at the closing market price as of the date of the grant. The awards vest one-third on each of the first, second and third anniversaries of the date of the grant. Dividends will accrue on the awards from the date of grant and are payable in the form of additional shares, which vest at the same time the awards vest. Aggregate deferred Common Share holdings and the value thereof based on the closing price of the Common Shares on December 31, 2003 are as follows: Mr. May, 64,833 shares ($3,144,401); Mr. Horan, 13,000 shares ($630,500); Mr. Judge, 13,000 shares ($630,500); Mr. Schweiger, 11,667 shares ($565,850) and Mr. Nolan, 8,000 shares ($388,000).

(4)	The amounts in this column represent the aggregate contributions or account credits made by NSTAR during 2003 on behalf of the above-named individuals to the NSTAR Savings Plan. The NSTAR Savings Plan is a defined contribution plan. The Plan incorporates salary deferral provisions pursuant to Section 401(k) of the Internal Revenue Code for all employees who have elected to participate on that basis.

Option Grants in 2003

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees In 2003	Exercise Or Base Price ($/Sh.)	Expiration Date	Grant Date Present Value ($) (2)
Thomas J. May	100,000	30.9%	$43.20	4-29-2013	$385,000
Douglas S. Horan	35,000	10.8%	$43.20	4-29-2013	$134,750
James J. Judge	35,000	10.8%	$43.20	4-29-2013	$134,750
Werner J. Schweiger	35,000	10.8%	$43.20	4-29-2013	$134,750
Joseph R. Nolan, Jr.	18,000	5.6%	$43.20	4-29-2013	$69,300

(1)	Options vest one-third annually beginning April 30, 2004.

(2)	Based on the closing price of $43.20 on April 30, 2003. The grant date present values were determined using the Black-Scholes option-pricing model. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used for the model are as follows: stock volatility, 18.29%; risk-free rate of return, 2.54%; dividend yield, 4.97%; and time to exercise, four years.

Aggregated Option/SAR Exercises and Fiscal Year-End Option Value Table

	Shares/SARs Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#) Exercisable/Unexercisable	Value of Securities Underlying Unexercised In-the-Money Options At Fiscal Year-End ($) (1) Exercisable/Unexercisable
Thomas J. May	100,000	$1,859,217	285,666/193,334	$1,910,371/$976,004
Douglas S. Horan	0	$0	86,000/58,000	$972,385/$294,065
James J. Judge	0	$0	84,400/58,000	$935,985/$294,065
Werner J. Schweiger	0	$0	11,667/58,333	$45,051/$275,599
Joseph R. Nolan, Jr.	0	$0	17,534/29,666	$106,801/$145,516

(1)	Based on the closing price of NSTAR Common Shares on December 31, 2003 of $48.50.

Retirement Benefits

The following table shows the estimated annual retirement benefits payable to executive officers under NSTAR’s qualified pension plan and Supplemental Executive Retirement Plan, assuming retirement at age 65. The NSTAR Pension Plan is a non-contributory defined benefit plan which covers substantially all of the employees of the Company, including the Named Executive Officers. The Pension Plan provides benefits which vary according to pay, subject to a $200,000 limitation (as indexed) on eligible compensation. The benefit is payable following termination of employment either as a lump sum or in one of several annuity options. The Supplemental Executive Retirement Plan is a non-qualified pension plan providing a maximum benefit of 60% of compensation after attainment of 20 years of credited service and age 60 (age 62 as to executive officers appointed after 1996). The Supplemental Executive Retirement Plan provides the incremental benefits in excess of the benefits paid under the qualified plan necessary to reach the benefit shown in the table. The benefits presented are based on a straight life annuity and are reduced by up to 50% of the participant’s primary Social Security benefit and by the amount of the combined benefits the participant receives under NSTAR’s pension and excess benefit plans. With regard to two executive officers, the benefits payable differ from those described above. The supplemental benefit payable to Mr. Schweiger begins at age 55, not 62, and is further reduced by benefits he is entitled to receive under previous employers’ retirement plans. Mr. May can elect an alternative supplemental retirement benefit equal to 33% of final base salary annually for 15 years in lieu of the benefits provided under the Supplemental Executive Retirement Plan.

PENSION PLAN TABLE

Average Annual Compensation	Years of Credited Service
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 400,000	$120,000	$180,000	$240,000	$240,000	$240,000	$240,000
600,000	180,000	270,000	360,000	360,000	360,000	360,000
800,000	240,000	360,000	480,000	480,000	480,000	480,000
1,000,000	300,000	450,000	600,000	600,000	600,000	600,000
1,200,000	360,000	540,000	720,000	720,000	720,000	720,000
1,400,000	420,000	630,000	840,000	840,000	840,000	840,000
1,600,000	480,000	720,000	960,000	960,000	960,000	960,000
1,800,000	540,000	810,000	1,080,000	1,080,000	1,080,000	1,080,000
2,000,000	600,000	900,000	1,200,000	1,200,000	1,200,000	1,200,000
2,200,000	660,000	990,000	1,320,000	1,320,000	1,320,000	1,320,000
2,400,000	720,000	1,080,000	1,440,000	1,440,000	1,440,000	1,440,000

For purposes of computing retirement benefits, Mr. May, Mr. Horan, Mr. Judge, Mr. Schweiger and Mr. Nolan currently have 28, 27, 27, 2 and 19 years of credited service, respectively.

Final average compensation for purposes of calculating the benefits under the Supplemental Executive Retirement Plan is the highest average annual compensation of the participant during any consecutive 36-month period. Compensation taken into account in calculating the benefits described above includes salary and annual bonus, including any amounts deferred under the terms of the Deferred Compensation Plan.

Change in Control/Employment Agreements

NSTAR has entered into Change in Control Agreements (the “CIC Agreements”) with certain key employees, including the Named Executive Officers, which provide severance benefits in the event of certain terminations of employment following a “Change in Control” (as defined below). If, following a Change in Control, a Named Executive Officer’s employment were to be terminated other than for cause or for reasons specified in the CIC Agreements, the executive would receive severance pay in an amount equal to three times the sum of his or her annual base salary, at the rate in effect immediately prior to the date of termination or immediately before the Change in Control, whichever is higher, plus an amount equal to three times his or her actual bonuses under the annual and long-term compensation plans paid during the most recently completed fiscal year, or three times his or her target bonus awards under the annual and long-term compensation plans for the fiscal year in which the termination occurs, whichever is higher. In addition, the CIC Agreements provide for a pro-rated bonus and long-term compensation payment for the year in which the termination occurs, the immediate vesting of any awards, immediate payment of deferred compensation amounts upon such termination and payments equal to the benefit the executive would have received under NSTAR’s Pension and Supplemental Executive Retirement Plans, assuming the executive was vested and remained employed for an additional three years. For three years following any such termination of employment, the executive would be entitled to participate in all welfare plans provided by NSTAR. The CIC Agreements further provide for a “gross-up” payment under which, if amounts paid under such agreements would be subject to a federal excise tax on “excess parachute payments,” NSTAR would pay the executive an additional amount, so that after payment of all such taxes by the executive, the executive will have received the amount otherwise payable in the absence of any such taxes. A Change in Control under the agreement generally includes the following events: (i) a person or group becomes the beneficial owner of more than 30% of the voting power of NSTAR’s Common Shares; (ii) continuing trustees cease to be a majority of the NSTAR Board; (iii) a consolidation, merger or other reorganization or sale or other disposition of all or substantially all of the assets of NSTAR (other than certain defined transactions); or (iv) approval by Common Shareholders of a complete liquidation or dissolution of NSTAR.

NSTAR has entered into an employment agreement with Mr. May. The term of the agreement is five years from August 25, 1999. Under the terms of his employment agreement, Mr. May will serve as the Chairman and Chief Executive Officer of NSTAR. In addition to base pay, Mr. May will be entitled to participate in NSTAR’s incentive compensation, retirement and welfare programs available to executives of NSTAR as determined by the NSTAR Board of Trustees.

STOCK PERFORMANCE GRAPH

The line-graph presentation set forth below compares cumulative five-year shareholder returns with the S&P 500 Index and an index of peer companies selected by NSTAR. NSTAR has approved the use of the Edison Electric Industry Index (EEI Index), a recognized industry index of 64 investor-owned utility companies. Consistent with the stock price and stock/cash election terms which were approved by Shareholders in the 1999 merger, the graph describes performance of BEC Energy over the term preceding the BEC Energy/Commonwealth Energy System merger and of NSTAR from August 25, 1999 to December 31, 2003. Pursuant to the SEC’s regulations, the graph below depicts the investment of $100 at the commencement of the measurement period, with dividends reinvested.

PROPOSAL NO. 2: SHAREHOLDER PROPOSAL

Mr. John Jennings Crapo, P.O. Box 400151, Cambridge, Massachusetts, 02140-002, who holds of record 472 NSTAR Common Shares, has informed the Company that he intends to submit the following proposal at the Annual Meeting.

“My Shareholder Proposal

Stockholders recommend that the Board of Trustees (the “Trustees”) of NSTAR Companies (the “Registrant”) publish in the proxy statement of each shareholder annual meeting an appendix containing an item concerning the charitable donations program of the Registrant for the immediate past calendar year with the following information

i)	An explanation of at least five hundred words explaining the standards of the Registrant and procedures of said Registrant governing its donations to United States Internal Revenue Service approved private foundations to include standards for denial of such help.

ii)	An enumeration of such said qualifying charities and approved foundations which the Trustees of our trust plans to help in the ensuing calendar year included with each charity and foundation an elucidation of at least twenty-five words how it complied with the standards and procedures enumerated in it.”

Board of Trustees’ Recommendation:

The Board opposes the proposal because the requested information regarding charitable contributions is unnecessary, the excessive level of detail that would need to be published in the proxy statement is completely disproportionate to both the amount of the expenditures involved and to the detail provided in other proxy disclosures, and its implementation would be unduly costly.

In 2003, the NSTAR Foundation’s total charitable giving amounted to approximately $1.3 million. These donations were made to non-profit, charitable organizations in the cities and towns where the Company conducts business, many of the contributions being made pursuant to the Company’s matching gift program, whereby qualifying charitable contributions made by employees are matched by the Foundation. The Foundation’s guidelines are made available to any interested party upon request. Requiring the publication of this information in the Company’s proxy statement would be expensive, inefficient, unnecessary and not in Shareholder interests.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSAL.

OTHER MATTERS

Voting Procedures

Pursuant to Massachusetts law and the terms of the NSTAR Declaration of Trust, a majority of the Common Shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

Trustees will be elected by a plurality of the votes properly cast at the meeting. Proposal No. 2 requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. As stated, votes may be cast by mail, telephone or the Internet. Instructions with respect to electronic voting are included on the proxy card. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a trustee or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of trustees. For purposes of Proposal No. 2, abstentions are considered in determining the number of votes required to obtain a majority of the shares present and entitled to vote and will have the same effect as votes cast against the proposal. Broker non-votes will not have an effect on the vote for Proposal No. 2.

Adjournment of Meeting

If sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote. They will vote against any such adjournment those proxies required to be voted against any of such adjournment proposals. NSTAR will pay the costs of any additional solicitation and of any adjourned session.

Independent Public Accountants

Representatives of PricewaterhouseCoopers LLP, NSTAR’s independent public accountants, will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will be available to respond to appropriate questions by Shareholders.

Other Business

The Board of Trustees of NSTAR has no reason to believe that any other business will be presented at the Annual Meeting. If any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Shareholder Proposals

Shareholders of NSTAR who wish to make a proposal at the 2005 Annual Meeting and have such proposal be eligible for inclusion in the NSTAR proxy statement should submit the proposal to NSTAR at its principal office at 800 Boylston Street, Boston, Massachusetts, 02199, Attention: Douglas S. Horan, Secretary, on or before November 24, 2004. NSTAR Shareholders who wish to make a proposal at the 2005 Annual Meeting without regard to whether it will be included in NSTAR’s proxy material should notify NSTAR no later than February 11, 2005. If a Shareholder who wishes to present a proposal fails to notify NSTAR by the due date, the proxies that management solicits for the meeting will accord them discretionary authority to vote on the Shareholder’s proposal if it is properly brought before the meeting.

Shareholder Nominations of Trustees

A Shareholder who wishes to nominate a candidate for election as a trustee at the Annual Meeting must follow the procedures set forth in Section 2.1 of NSTAR’s Bylaws. In general, these procedures require that written notice of a Shareholder’s intention to make a nomination must be submitted to the Secretary of NSTAR at least 45 days before the anniversary of the prior year’s Annual Meeting and must contain certain specified information concerning the person to be nominated and the Shareholder submitting the nomination, together with the consent of the nominee to serve as a trustee if so elected.

In addition, it is the Company’s policy to consider Shareholder requests that a candidate be considered by the Board Governance and Nominating Committee for inclusion as a trustee nominee in the Proxy Statement. Candidate recommendations received from Shareholders are evaluated by the Committee in the same manner as recommendations received from other sources. A Shareholder who wishes to submit a candidate for trustee for consideration by the Board Governance and Nominating Committee should provide written notice to the Secretary of the Company at the following address: Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, Boston, MA 02199. The submission must be received by no later than 120 days before the anniversary of the release of the proxy statement for the prior year’s Annual Meeting (or if the date of the Annual Meeting has been changed by more than 30 days, a reasonable time before the Company begins to print and mail its proxy statement), or November 24, 2004, for the 2005 Annual Meeting. The submission must include the following information: (a) all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A under the Securities and Exchange Act of 1934 together with an appropriate consent of the candidate; (b) the name and address of the Shareholder making the submission and the number of the Company’s Common Shares which are owned beneficially and of record by such Shareholder; (c) a description of all arrangements or understandings (whether written or oral) between the Shareholder and the candidate, or any other person or entity regarding the candidate (identifying such person or persons); and (d) appropriate biographical information and a statement as to the qualifications of the candidate.

Appendix A

NSTAR BOARD OF TRUSTEES

Audit, Finance and Risk Management Committee

Charter

(Established by vote of the Board of Trustees dated May 1, 2003)

Purpose

The purpose of the Audit, Finance and Risk Management Committee is to appoint and oversee the independent public accountants; to review the short and long term financial requirements of the Company; to review the risk management and compliance programs of the Company; to assist the Board in carrying out its oversight responsibilities with respect to the integrity of the Company’s financial statements, the independent public accountants’ qualifications and independence, the performance of the independent public accountants and the performance of the Company’s internal audit function.

Composition

The Committee shall be composed of outside trustees appointed by the Board. Members of the Committee shall satisfy the independence and experience requirements of the SEC and the New York Stock Exchange, as interpreted by the Board of Trustees in its business judgment. No member of the Committee may sit on more than three separate public company audit committees.

Duties

The duties of the Committee shall include:

1.	Engaging or discharging the independent public accountants and approving the fees to be paid.

2.	Overseeing the independent public accountants, such oversight to include:

(a)	Evaluating annually the performance of the independent public accountants and the lead partner thereof.

(b)	Pre-approving all auditing services and all permitted non-audit services provided by the independent public accountants.

(c)	Reviewing, evaluating and discussing a periodic written report from the independent public accountants, which report shall be required to disclose all material relationships between the independent public accountants and the Company.

(d)	Receiving a report from the independent public accountants detailing their internal quality control procedures and detailing any material issues raised by the independent public accountants’ internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting any independent audits carried out by the firm.

(e)	Establishing hiring policies for employees or former employees of the independent public accountants.

3.	Overseeing the Audit Process and the Company’s Corporate Compliance Program, such oversight to include:

(a)	Evaluating and discussing with the internal auditors and the independent public accountants their annual audit plans, including the degree of coordination of the respective plans, subsequent changes to the plans, and progress in accomplishing the plans.

(b)	Instructing the internal auditors and the independent public accountants that the Committee expects to be advised if there are any areas that require its special attention.

(c)	Reviewing and discussing with management, the internal auditors and the independent public accountants the Company’s system of internal controls and management’s responses to recommendations for improvement in internal controls, and any special audit steps adopted in light of any material control deficiencies.

(d)	Reviewing certifications signed by the Chief Executive Officer and the Chief Financial Officer in connection with any periodic reports filed by the Company with the SEC, and discussing with such individuals significant deficiencies, if any, in the design or operation of internal controls, and instances of fraud, if any, that involve management or other employees who have a significant role in the Company’s internal controls.

(e)	Receiving and reviewing a report by the independent public accountants discussing: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) other material written communications between the independent public accountants and management, such as any management letter or schedule of unadjusted differences.

(f)	Reviewing with management and the independent public accountants the annual and quarterly financial statements and MD&A to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, discussing the results of the annual audit and quarterly reviews and any other matters required to be communicated to the Committee by the independent public accountants under generally accepted auditing standards, and discussing management’s response to any problems or difficulties.

(g)	Reviewing and discussing earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies.

(h)	Discussing with management and the independent public accountants the selection of and any changes in the Company’s critical accounting principles and estimates, and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(i)	Establishing procedures for the receipt, retention and treatment of complaints and confidential, anonymous submissions received by the Company regarding accounting, internal accounting controls or auditing matters.

4.	Holding regularly scheduled meetings and such special meetings as circumstances dictate.

5.	Meeting periodically, separately, with management, the internal auditors and the independent public accountants to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately.

6.	Assessing and discussing with management the Company’s short and long-term financing requirements.

7.	Assessing and discussing with management the Company’s risk management policies and program and its Corporate Compliance Program.

8.	Preparing the Committee report required to be included in the Company’s annual proxy statement.

9.	Reviewing and assessing the adequacy of the Committee’s charter and submitting any recommended changes to the Board for approval.

10.	Conducting an annual evaluation of the performance of the Committee and reporting the results thereof to the Board.

11.	Reporting regularly to the Board.

Management is responsible for preparing complete and accurate consolidated financial statements for the Company in accordance with generally accepted accounting principles. The independent public accountants are responsible for performing independent audits of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon and are accountable to the Board and to the Committee. The Committee’s role is to provide independent review and oversight of the Company’s financial reporting processes, internal controls and independent public accountants. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from which it receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary. In the event of such knowledge, this shall be reported promptly to the Board. It is not the responsibility of the Committee to plan or conduct audits, to conduct investigations, or to assure compliance with laws, regulations, or any internal rules or policies of the Company.

Authority and Resources

The Committee shall have the authority and resources to discharge its duties and responsibilities, including the authority to select and retain independent counsel and other advisers as it determines necessary. The authority to retain independent counsel does not preclude the Committee from seeking advice from internal counsel or the Company’s outside counsel. The Committee shall also have the authority to direct an investigation into any matter related to the Company’s business and affairs. The Committee shall determine, in its sole discretion, the level of funding to compensate the independent public accountants and any independent counsel or other advisors retained by the Committee.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of NSTAR’s Common Shares:

The Annual Meeting of Shareholders of NSTAR will be held at the John Hancock Conference Center, 40 Trinity Place, Room 201, Boston, Massachusetts 02116, on Thursday, April 29, 2004, at 11:00 a.m., for the following purposes:

1.	To elect four Class II Trustees to serve until the 2007 Annual Meeting and until the election and qualification of their respective successors.

2.	To consider and act upon a shareholder proposal, if presented at the meeting, as described herein.

3.	To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.

Further information as to the matters to be considered and acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Only the holders of Common Shares of NSTAR as of the close of business on March 8, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Please sign, date and return the accompanying proxy in the enclosed return envelope, which requires no postage if mailed in the United States, or cast your vote by telephone or the Internet. Your proxy may be revoked at any time before the vote is taken by delivering to the Secretary a revocation or a proxy bearing a later date.

By Order of the Board of Trustees,

Douglas S. Horan

Senior Vice President, Secretary and General Counsel

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY / VOTING INSTRUCTIONS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

11:00 A.M. THURSDAY APRIL 29, 2004

JOHN HANCOCK CONFERENCE CENTER, 40 TRINITY PLACE, ROOM 201

BOSTON, MASSACHUSETTS

The undersigned hereby appoints Gary L. Countryman, Thomas G. Dignan, Jr. and Matina S. Horner and each of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may come before the Annual Meeting of Shareholders of NSTAR to be held on April 29, 2004 and any adjournment thereof.

The proxies are hereby authorized and instructed upon the matters specified in the Notice of Annual Meeting as set forth on the reverse side hereof. If no choice is indicated as to a proposal, the proxies shall vote in accordance with the Trustees’ recommendations. The proxies shall vote in their best judgment on any other matter which may properly come before the Annual Meeting.

This card also constitutes voting instructions for participants in the NSTAR Savings Plan. The undersigned hereby directs the applicable trustee to vote all Common Shares credited to the undersigned’s accounts at the Annual Meeting and at any adjournment thereof.

SEE REVERSE SIDE	UNLESS VOTING ELECTRONICALLY OR BY TELEPHONE, PLEASE MARK YOUR VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE	SEE REVERSE SIDE

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET QUICKLY AND EASILY - AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK

c/o EquiServe Trust Company, N.A. P.O. Box 8694 Edison, NJ 08818-8694	Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked your vote, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and ballot and then follow these easy steps:

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
1. Log on to the Internet and go to www.eproxyvote.com/nst	OR	1. Call toll-free 1-877-779-8683 (within the U.S. and Canada) or
2. Follow the steps outlined on the secured website.		1-201-536-8073 (outside the U.S. and Canada). 2. Follow the recorded instructions.

If you vote by telephone or Internet, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark
☒	votes as in
this example.

The Board of Trustees recommends a vote FOR Proposal 1 and AGAINST Proposal 2.

				FOR	AGAINST	ABSTAIN
1. Election of Trustees			2. Shareholder proposal regarding charitable contribution disclosure.	☐	☐	☐
Nominees:	(01) Gary L. Countryman	(02) Daniel Dennis
	(03) Matina S. Horner	(04) Thomas J. May

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐					I/WE PLAN TO ATTEND ☐ THE ANNUAL MEETING

For all nominees except as noted above

MARK HERE FOR ADRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE TO DISCONTINUE MAILING ANNUAL REPORT (For multiple accounts only)	☐

Please sign exactly as your name appears. When signing as attorney, agent, guardian, executor, administrator, trustee or in another capacity, please give your full title as such.

Signature:___________________________ Date:_____________ Signature:___________________________ Date:_____________